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                               EXHIBIT 5
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               Underwood, Wilson,Berry, Stein & Johnson, P.C.
                         A PROFESSIONAL CORPORATION
JEROME W. JOHNSON   ATTORNEYS AND COUNSELLORS AT LAW      D. LYNN TATE
JAMES A. BESSELMAN  1500 AMARILLO NATIONAL BANK BUILDING  DAN L. SCHAAP
E.T. MANNING                P. O. BOX 9158                SALLY HOLT EMERSON
DON M. DEAN           AMARILLO,  TEXAS  79105-9158        GAVIN J. GADBERRY
A.W. SORELLE III       TELEPHONE  (806) 376-5613          MICHELLE A. EGGLESTON
GERALD G. BYBEE            FAX (806) 379-0316       CHRISTOPHER  K. WRAMPELMEIER
MICHAEL H. LOFTIN         www.usa-soft.com/ulf            CHARLES A. MALLARD
THOMAS R. DIXON, JR.                                      GRANT ADAMS
KELLY UTSINGER                 OF COUNSEL:                GINGER P. NELSON
SHARON E. WHITE             CLIFFORD A. STEIN             CHAD PIERCE
PATRICK B. MOSLEY           WINSTON R. SMITH              MARK D. TILLMAN
T. ALAN RHODES               EDWARD H. HILL               MICHAEL S. SMILEY
JAMES W. WESTER

WRITER'S DIRECT E-MAIL:      MARCH 23, 1998               WRITER'S DIRECT DIAL:
ulf@usa-soft.com                                          (806) 379-0391

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

     Re: Shares of Devon Energy Corporation, Par Value $.10 to be issued pursuant to Devon Energy Corporation 1997 Stock Option Plan

     We are serving as counsel for Devon Energy Corporation which has filed a Registration Statement on Form S-8 with the Securities and Exchange Commission in connection with the Devon Energy Corporation 1997 Stock Option Plan (the "Plan"), for the registration of a maximum of 2,000,000 shares of common stock, par value $.10 per share, of Devon Energy Corporation (the "Company") which may be granted pursuant to the Plan.

      In rendering the opinion hereinafter expressed, we have examined such corporate records and documents of the Company and made such other factual investigation as we deem necessary.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly organized and existing under the laws of the State of Oklahoma.

     2. When the shares of the Company's common stock, up to a maximum of 2,000,00 shares, are issued and paid for pursuant to the Plan, such shares will be duly and validly authorized and legally issued, fully paid and nonassessable in accordance with the Oklahoma General Corporation Act.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name therein.

                              Very truly yours,

                              UNDERWOOD,WILSON,BERRY,STEIN
                              & JOHNSON, P.C.